UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2021 (February 25, 2021)

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440
The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(800) 832-4242
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Stock Market LLC
Warrants to purchase common stock	THWWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Amendment to Employment Agreement with Troy Schrenk

On February 25, 2021, Troy Schrenk, Chief Commercial Officer of Target Hospitality Corp. (the “Company”), entered into an amendment to his existing employment agreement with the Company, dated January 29, 2019 (the “Schrenk Agreement”), as previously disclosed by the Company and filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on March 21, 2019. Pursuant to the amendment, effective January 1, 2021, the terms of the Schrenk Agreement are amended to (a) increase Mr. Schrenk’s base salary from $200,000 per calendar year to $350,000 per calendar year, (b) increase Mr. Schrenk’s annual target bonus opportunity from 75% of his base salary to 85% of his base salary, (c) increase the target grant value of Mr. Schrenk’s Annual Award (as defined in the Schrenk Agreement) from $200,000 to $400,000, and (d) remove Mr. Schrenk’s entitlement to quarterly commission payments.

The foregoing description of the amended terms of the Schrenk Agreement is qualified in its entirety by reference to the full text of the amendment to the Schrenk Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Form Equity Award Agreements

On February 25, 2021, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors adopted a new form Executive Restricted Stock Unit Agreement (the “RSU Agreement”) and a form Executive Stock Appreciation Rights Award Agreement (the “SAR Agreement” and together with the RSU Agreement, the “Award Agreements”) with respect to the granting of restricted stock units and stock appreciation rights, respectively, under the Target Hospitality Corp. 2019 Incentive Plan (the “Plan”). The new Award Agreements will be used for all awards to executive officers made on or after February 25, 2021.

The RSU Agreement has material terms that are substantially similar to those in the form Executive Restricted Stock Unit Agreement last approved by the Compensation Committee and previously disclosed by the Company and filed as Exhibit to 10.2 its Current Report on Form 8-K filed on March 6, 2020, except for the following: (x) 50% of the restricted stock units (“RSUs”) will vest on the second grant date anniversary and 50% of the RSUs will vest on the third grant date anniversary and (y) if the participant’s employment or service terminates due to Retirement (as defined in the Plan), and the participant has been continuously employed by the Company for at least twelve months following the grant date, then a pro-rata portion of the participant’s RSUs scheduled to vest on the next following vesting date shall vest on his or her termination date based on completed calendar months since either (a) the grant date or (b) the initial vesting date, as applicable.

The SAR Agreement has material terms that are substantially similar to those in the form Executive Nonqualified Stock Option Award Agreement last approved by the Compensation Committee and previously disclosed by the Company and filed as Exhibit 10.1 to its Current Report on Form 8-K filed on March 6, 2020, except for the following: (x) the change in the equity instrument to a stock appreciation right (“SAR”), which may be settled in shares or cash, (y) 50% of the SARs will vest on the second grant date anniversary and 50% of the SARs will vest on the third grant date anniversary, and (z) if the participant’s employment or service terminates due to Retirement (as defined in the Plan), then (a) if the participant has been continuously employed by the Company for at least twelve months following the grant date, then a pro-rata portion of the SARs scheduled to become vested on the next vesting date shall be vested on the participant’s termination date based on completed calendar months since either (i) the grant date or (ii) the initial vesting date, as applicable; (b) following the application of clause (a), the unvested portion of the SARs shall expire upon such termination of employment or service and (c) the participant may exercise the vested portion of the SARs, but only within such period of time ending on the earlier of (i) two years following such termination of employment or service, or (ii) the Expiration Date (as defined in the SAR Agreement).

The foregoing descriptions of the Award Agreements are qualified in their entirety by reference to the full text of RSU Agreement and the SAR Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

      10.1      Amendment No. 1 to Employment Agreement with Troy Schrenk
      10.2      2021 Form of Executive Restricted Stock Unit Agreement
      10.3          2021 Form of Executive Stock Appreciation Rights Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: March 1, 2021		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary